Exhibit 10(e)


                               TRACER DESIGN, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                              TRACER DESIGN, INC.,

                           WASATCH VENTURE CORPORATION

                                       and

                            NEWTEK VENTURES II, L.P.



                                FEBRUARY 13, 1996
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  Purchase and Sale of Stock.................................................1
             1.2      Closing..................................................1

2.  Representations and Warranties of the Company .............................1
             2.1      Organization, Good Standing and Qualification............1
             2.2      Capitalization...........................................2
             2.3      Subsidiaries.............................................2
             2.4      Authorization............................................2
             2.5      Valid Issuance of Preferred and Common Stock.............3
             2.6      Governmental Consents....................................3
             2.7      Litigation...............................................3
             2.8      Employees; Employee Compensation.........................3
             2.9      Patents and Trademarks...................................4
             2.10     Compliance with Other Instruments........................4
             2.11     Compliance with SBA/SBIC Requirements....................5
             2.12     Permits..................................................5
             2.13     Environmental and Safety Laws............................5
             2.14     Disclosure...............................................6
             2.15     Registration Rights......................................6
             2.16     Title to Property and Assets.............................6
             2.17     Financial Statements.....................................6
             2.18     Agreements: Action.......................................7
             2.19     Tax Returns and Audits...................................8
             2.20     Insurance................................................8
             2.21     Shareholder Agreements...................................8
             2.22     Brokers or Finders.......................................8
             2.23     Corporate Documents......................................8
             2.24     Qualified Small Business.................................8

3.  Representations and Warranties of the Investors............................8
             3.1      Experience...............................................8
             3.2      Investment...............................................9
             3.3      Rule 144.................................................9
             3.4      No Public Market.........................................9
             3.5      Access to Data...........................................9
             3.6      Authorization............................................9
             3.7      Accredited Investor.....................................10

4.  Conditions of Investors' Obligations at Closing...........................10
             4.1      Representations and Warranties..........................10
             4.2      Performance.............................................10
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             4.3      Compliance Certificate..................................10
             4.4      Bylaws..................................................10
             4.5      Blue Sky................................................10
             4.6      Investor Rights Agreement...............................10
             4.7      Co-Sale Agreement.......................................10

5.  Conditions of the Company's Obligations at Closing........................11
             5.1      Representations and Warranties..........................11
             5.2      Payment of Purchase Price...............................11
             5.3      Securities Law Compliance...............................11
             5.4      Investor Rights Agreement...............................11
             5.5      Proceedings and Documents...............................11

6.  Miscellaneous.............................................................11
             6.1      Governing Law...........................................11
             6.2      Survival................................................11
             6.3      Successors and Assigns..................................11
             6.4      Entire Agreement; Amendment.............................12
             6.5      Notices, Etc............................................12
             6.6      Delays or Omissions.....................................12
             6.7      Expenses................................................12
             6.8      Finder's Fee............................................12
             6.9      Counterparts............................................13
             6.10     Severability............................................13
             6.11     Arbitration.............................................13


Exhibit A         Amended and Restated Articles of Incorporation
Exhibit B         Investors Schedule
Exhibit C         Schedule of Exceptions
Exhibit D         Investor Rights Agreement
Exhibit E         Co-Sale Agreement
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                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK PURCHASE AGREEMENT is made as of the 13th day of February, 1996, by and among TRACER DESIGN, INC., an Arizona corporation (the "Company"), with its principal office at 2231 East Camelback Road, Suite 324, Phoenix, Arizona 85016, and WASATCH VENTURE CORPORATION and NEWTEK VENTURES II, L.P. (each of which is referred to herein as an "Investor" and collectively, the "Investors").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Stock.

                  1.1 Sale and Issuance of Series A Preferred Stock.

                           (a) The  Company  has  adopted  and  filed  with  the
Arizona Corporation Commission (the "Commission") the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

                           (b)  Subject  to the  terms  and  conditions  of this
Agreement,  each  Investor  agrees to  purchase  at the  Closing or  pursuant to
Section 1.2 and the Company agrees to sell and issue to each Investor at the Closing or pursuant to Section 1.2, the number of shares of the Company's Series A Preferred Stock (the "Series A Preferred") set forth opposite such Investor's name on Exhibit B attached hereto for the purchase price set forth thereon. The shares of Series A Preferred to be sold pursuant to this Agreement are collectively referred to herein as the "Shares."

                  1.2 Closing. The purchase and sale of the Shares shall take place at the offices of the Company at 5:00 p.m., on February 13, 1996, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.

         2. Representations and Warranties of the Company . Except as set forth in the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants as follows:

                  2.1 Organization, Good Standing and Qualification. The company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each
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jurisdiction  in which the failure to so qualify  would have a material  adverse effect on its business or properties. True and accurate copies of the Company's Articles of Incorporation and Bylaws, each as amended and in effect at the Closing, have been delivered to the Investors.

                  2.2 Capitalization. The authorized capital stock of the Company consists of Five Million (5,000,000) shares of Class A Common Stock ("Common Stock"), of which Five Hundred Twenty One Thousand Three Hundred
Sixteen (521,316) shares are issued and outstanding on the date of this Agreement and Two Million (2,000,000) shares of Preferred Stock ("Preferred Stock"), all of which are designated as Series A Preferred Stock, and none of which are issued and outstanding (prior to the Closing). All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved 90,000 shares of Series A Preferred for issuance hereunder. The Company has reserved 90,000 shares of Common Stock for issuance upon conversion of the Series A Preferred. The Company has committed to issue or reserved for future grants stock options or stock purchase rights in the aggregate amount of 107,482 shares of Common Stock to employees, officers, directors and consultants of the Company, none of which shares are presently outstanding. In addition, the Company has issued warrants to purchase Common Stock, and reserved underlying shares of Common Stock against exercise of such warrants, as described in the Schedule of Exceptions and, subject to consummation of the Closing hereunder, the Company will issue additional shares of Common Stock as described in the Schedule of Exceptions. There are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. All outstanding shares have been issued in compliance with state and federal securities laws. The Company covenants that, without the consent of the holders of a majority of the Shares, from and after the date hereof it will not grant options or sell stock with vesting provisions that allow Common Stock to be acquired by employees more rapidly than 40% at the end of two years of employment, and after the third year, an additional 20% per year until fully vested.

                  2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  2.4  Authorization.  All  corporate  action on the part of the
Company,   its   officers,   directors  and   shareholders   necessary  for  the
authorization, execution and delivery of this Agreement and the Investor Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion of the Shares has been taken or will be taken prior to the Closing, and this Agreement and the Investor Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally
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relating  to or  affecting  creditors'  fights;  and  (iii)  limitations  on the enforceability of the contribution and indemnification provisions of the Investor Rights Agreement.

                  2.5 Valid Issuance of Preferred and Common Stock. The shares of Series A Preferred that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws.

                  2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) or the consummation of any other on contemplated hereby, except the filing of the Restated Articles in the office of the Commission, which shall be filed by the Company on or prior to the Closing. Based in part on the representations of the Investors set forth in Section 3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of the Arizona Securities Law and applicable Arizona securities laws.

                  2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened before any court, administrative agency or other governmental body against the Company which questions the validity of this Agreement or the Investor Rights Agreement or the right of the Company to enter into either of them, or to consummate the transactions contemplated hereby or thereby, or which could result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  2.8 Employees; Employee Compensation. Each founder of the Company and each employee of the Company who has access to the Company's confidential or proprietary
                                        3
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information has executed a confidentiality and proprietary rights agreement,  in substantially the form previously delivered to the Investors. To the best knowledge of the Company, no officer or key employee is in violation of any prior employee contract or proprietary information agreement. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement with any collective bargaining agent other than as described in Section 2.2 above. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the best of the Company's knowledge, threatened labor dispute involving the Company and any group of its employees. The Company covenants that, without the unanimous consent of the Board of Directors of the Company it will not pay to any employee hired after the date hereof total compensation in excess of $50,000 annually.

                  2.9 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company is violating or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. None of the Company's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Investor Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument known to the Company under which any of such employees is now obligated. The Company covenants that it will not, at any time, conduct its business in such a way as to conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of such employees is known to be obligated as of the date hereof. The Company does not believe it is or that it will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  2.10 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended and in effect on and as of the Closing. The Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or
                                        4
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obligation  to which it is a party  or by which it or any of its  properties  or
assets  are  bound  which  would  materially   adversely  affect  the  condition
(financial or otherwise), business, property, assets or liabilities of the Company or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company. The execution, delivery and performance of and compliance with this Agreement and the Investor Rights Agreement, and the issuance and sale of the Shares, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

                  2.11 Compliance with SBA/SBIC Requirements. The Company shall cooperate with the Investors to make timely filing of any reports required by the U.S. Small Business Administration (the "SBA"), including such financial statements, plans of operation (including intended use of financing proceeds), cash flow analyses and projections as are necessary to support the Investors' investment decisions, considering the size and type of the Company's business and the amount of the financing; provided that the Investors shall take all commercially reasonable actions as shall be permissible or available to maintain the confidentiality of such information. The Company shall accommodate the Investors in conducting a reasonable post Closing review to confirm the Company's use of the proceeds of the transaction contemplated hereby within ninety (90) days of the Closing. The Company covenants that the proceeds of the transaction contemplated hereby will not be diverted from their reported uses in any material way without the prior written consent of the Investors and that any material diversion shall constitute a violation of a covenant under this Agreement giving the Investors the right to demand immediate rescission of the investment made hereby. The Company will deliver to the Investors, reasonably promptly after the Closing, completed (as to information to be provided by the Company) forms required by the SBA, including (a) a Portfolio Financing Report,
(b) a Size Status Declaration and (c) Assurance of Compliance for Nondiscrimination.

                  2.12 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                  2.13  Environmental  and  Safety  Laws.  To  the  best  of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material
                                        5
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expenditures  are or will be required in order to comply with any such  existing statute, law or regulation.

                  2.14 Disclosure. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Investors pursuant to this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. However, as to any projections furnished to the Investors, such projections were prepared in good faith by the Company, but the Company makes no representation that it will be able to achieve such projections.

                  2.15 Registration Rights. Except as provided in the Investor Rights Agreement attached hereto as Exhibit D, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.16 Title to Property and Assets. The Company has good and marketable title to all of its properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances. The Company's properties and assets are in good condition and repair in all material respects.

                  2.17 Financial Statements. The Company has previously provided to the Investors copies of its unaudited financial statements for the fiscal
years  ended  December  31,  1995,   1994,   1993,  and  1992  (the   "Financial
Statements"). A copy of the internally prepared Financial Statements for the fiscal year ended December 31, 1995, is attached to the Schedule of Exceptions. The Financial Statements for the fiscal year ended December 31, 1994 were compiled by Zolondek, Blumenthal, Greene, Freeds & Strassels, P.C., certified public accountants. The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements do not contain all footnotes required by generally accepted accounting principles. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1995, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company
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maintains  and will  continue  to  maintain  a  standard  system  of  accounting established and administered in accordance with generally accepted accounting principles.

                  2.18 Agreements: Action.

                           (a) Except  for  agreements  explicitly  contemplated
hereby and by the Investor Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                           (b)   There   are  no   agreements,   understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve
(i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) provisions restricting or adversely affecting the development, manufacture or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                           (c) The  Company  has not (i)  declared  or paid  any
dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness or liabilities individually less than $5,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (d)  For  the  purposes  of  subsections  (b) and (c)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                           (e) The Company is not a party to and is not bound by
any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws that adversely affects its business as now conducted or as proposed to be conducted.

                           (f) The Company has not engaged in the past three (3)
months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.
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                  2.19 Tax Returns and Audits. To the best of its knowledge, the
Company has accurately prepared and filed all United States income tax returns and all state and municipal tax returns required to be filed by it, has paid all taxes, assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all other taxes, assessments, fees and charges shown on such returns or on assessments received by the Company. To the best of the Company's knowledge, no deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending.

                  2.20 Insurance. The Company has in full force and effect insurance policies as set forth on Exhibit C to this Agreement.

                  2.21 Shareholder Agreements. Except as contemplated by this Agreement and the Investor Rights Agreement, there are no agreements between the Company and any of the Company's shareholders, or to the best knowledge of the Company, among any of the Company's shareholders, which in any way affect any shareholder's ability or right freely to alienate or vote such shares (except restrictions designed to provide compliance with securities laws).

                  2.22 Brokers or Finders. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

                  2.23 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Articles and Bylaws of the Company are in the form previously provided to the Investors.

                  2.24 Qualified Small Business. To its knowledge, the Company currently is a "Qualified Small Business" as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended.

                  2.25 Use of Proceeds. The Company plans to use the proceeds from the sale of the Shares as described in the Schedule of Exceptions.

         3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

                  3.1 Experience. The Investor is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment.

                  3.2 Investment. The Investor is acquiring the Shares (and the Common Stock issuable upon conversion of the Shares) for investment for the Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. The Investor under stands that the Shares (and the Common Stock issuable upon conversion of the Shares) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares (or any Common Stock acquired upon conversion thereof). The Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not, and any issuance of Common Stock on conversion may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

                  3.3 Rule 144. The Investor acknowledges that the Shares (and the Common Stock issuable upon conversion of the Shares) must be held indefinitely  unless  subsequently  registered  under the  Securities  Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The Investor covenants that, in the absence of an effective registration statement covering the stock in question, the Investor will sell, transfer, or otherwise dispose of the Shares (and any Common Stock issued on conversion thereof) only in a manner consistent with the Investor's representations and covenants set forth in this Section 3. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this
Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

                  3.4 No Public Market. The Investor understands that no public market now exists for any of the securities issued by the Company, and that no public market may ever exist for the Shares (or the Common Stock issuable upon conversion of the Shares).

                  3.5 Access to Data. The Investor has received and reviewed information about the Company and has had an opportunity to review and discuss the Company's business, management and financial affairs with its management and to tour the Company's facilities. The Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description.

                  3.6 Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of the indemnification and contribution provisions of the Investor Rights Agreement.

                  3.7 Accredited Investor. The Investor acknowledges that it is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. For state securities law purposes, the principal addresses of the Investors are: Wasatch Venture Corporation, c/o Zions First National Bank, Investment Division, Venture Capital Department, 1 South Main Street, Suite 1000, Salt Lake City, Utah 84133, Attn: Todd Stevens; and Newtek Ventures II, L.P., 500 Washington Street, Suite 720, San Francisco, California 94111, Attn: John Hall.

         4. Conditions of Investors' Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing by the Investor:

                  4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  4.3 Compliance Certificate. The President of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                  4.4 Bylaws. The Bylaws of the Company shall provide that the number of authorized directors at the time of the Closing will be seven (7).

                  4.5 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Shares.

                  4.6 Investor Rights Agreement. The Company and the Investor shall have entered into the Investor Rights Agreement in the form attached hereto as Exhibit D..

                  4.7 Co-Sale Agreement. The Company, the Investor and Chad M. Little, Lonnie A. Whittington and James A. Layne shall have entered into a Co-Sale Agreement in the form attached hereto as Exhibit E.

         5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by each
Investor:

                  5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1 against delivery of the Shares by the Company to the Investor.

                  5.3 Securities Law Compliance. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

                  5.4  Investor  Rights  Agreement.   The  Investor  shall  have
executed the Investor Rights Agreement on or prior to the date of the Closing.

                  5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

         6. Miscellaneous.

                  6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Arizona as applied to agreements entered into and performed entirely in the State of Arizona by residents thereof.

                  6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of the date of such certificate or exhibit.

                  6.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Investors to purchase Shares shall not be assignable without the consent of the Company.

                  6.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that the Investors may waive or amend any provisions hereof benefitting the Investors.

                  6.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to the Investors, at the Investors' addresses set forth in Section 3.7, or at such other addresses as the Investors shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the first page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. If notice is provided by U.S. mail, notice shall be deemed to be given four (4) days after proper deposit in a U.S. mailbox, postage prepaid.

                  6.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Investors upon any breach or default of the Company under this Agree ment shall impair any such right, power or remedy of the Investors, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investors of any breach or default under this Agreement, or any waiver on the part of the Investors of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to the Investors shall be cumulative and not alternative.

                  6.7 Expenses. The Company and the Investors shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. The total legal fees and expenses incurred by the Company with respect to this Agreement and the transactions contemplated hereby shall not exceed $5,000.

                  6.8 Finder's Fee. The Company and the Investors shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investors, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

                  6.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and both of which together shall constitute one instrument.

                  6.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  6.11 Arbitration. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be resolved exclusively by binding arbitration in Phoenix, Arizona, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and the Investors shall each pay one-half of the costs and expenses of such arbitration, and each of them shall separately pay their counsel fees and expenses.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TRACER DESIGN, INC.                          WASATCH VENTURE CORPORATION


By: /s/  Chad M. Little                      By: /s/  Todd J. Stevens
    ---------------------------                  ------------------------------
Title: President                             Title:     Secretary and Treasurer
       ------------------------                     ---------------------------


NEWTEK VENTURES II, L.P.


By: /s/  John Hall
    --------------------------------
Title: General Partner
       -----------------------------

                                    EXHIBIT B

                               INVESTORS SCHEDULE



                              Series A Preferred
Investors                     Shares Purchased        Purchase Price (Aggregate)

Wasatch Venture Corporation         70,000                    $350,000
Newtek Ventures II, L.P.            20,000                    $100,000
                                    ------                    --------

         Total                      90,000                    $450,000

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

         This disclosure of exceptions is made and given pursuant to Section 2 of the Series A Preferred Stock Purchase Agreement dated as of February 13, 1996 (the "Agreement"), by and among Tracer Design, Inc. (the "Company") and the Investor named therein. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement that are most directly modified by the disclosures, but all disclosures are intended to modify all of the Company's representations and warranties.

2.2 After giving effect to a two-for-one stock split prior to the Closing, the outstanding shares of Common Stock prior to the Closing will be as follows:

                     Little              255,000
                     Layne               122,500
                     Whittington         122,500
                     Gomez                10,204
                     Kailey               11,112

         In addition, the Company has granted 69,574 stock options (post-split) under its 1995 Equity Incentive Plan to current employees (engineers) for the purchase of Common Stock at a nominal exercise price. The Company also has issued an aggregate of 23,800 warrants (post-split) to purchase Common Stock (the "Warrants") each with an exercise price of $18.00 per share (post-split).

         Upon consummation of the Closing, the Company will issue additional shares, for no additional consideration, to Gomez and Kailey as set forth below in order to adjust for the dilutive effects of the issuance of the Shares, and the number of Shares subject to the Warrants will also be adjusted as set forth below for the same reason.

                                                          Total Common  Shares
                                Current Shares         After Dilution Adjustment
                                --------------         -------------------------

         Gomez                      10,204                        36,734
         Kailey                     11,112                        20,002

         Warrant holders     23,800 @ $18.00/sh.             85,680 @ $5.00/sh.

         The Company has reserved a total of 107,482 shares of Common Stock for awards under the Company's 1995 Equity Incentive Plan, including the 69,574 existing stock options. The Company is party to a "Retainer / Non - Circumvention Agreement dated May 16, 1995 with Mr. Frank Helstab (the "Agreement") pursuant to which Mr. Helstab has provided certain services to the Company. The term of the Agreement has been orally extended by the parties, and the Company has agreed that the compensation terms of such Agreement shall apply to the issuance of the Shares to the Investor and to any transactions with John Hall/Newtek Ventures, Tim Draper/Fisher/Wasatch, and any other transactions that are part of the Company's current effort to raise a total round of $1,000,000 in new financing (including the investments by Kailey and the Investors) and with respect to which he is entitled to compensation under the Agreement because of his role in the transactions. Immediately after the Closing of the transaction with the Investors, the Company will issue to Mr. Helstab warrants to purchase up to 26,307 shares of Common Stock of the Company at an exercise price of $0.01 per share pursuant to the Agreement, and pay to him $15,750 (3.5% of the proceeds of this transaction) in commission payments due him. The Company intends to grant to Mr. John Hall or assigns a stock option, exercisable at $.10 per share, to purchase up to 26,307 shares of Common Stock of the Company, in consideration of consulting services to be performed and subject to a three year vesting condition. The Company is also party to a certain Engagement Letter dated October 10, 1995, between the Company and Messrs. Helstab and Reynolds pursuant to which they were entitled, under certain conditions, to receive warrants to purchase Common Stock of the Company. The conditions were not met, and the Company does not believe it has any obligations to issue any warrants to Messrs. Helstab or Reynolds under that Agreement.

         Messrs. Little, Layne and Whittington have certain agreements amongst themselves pursuant to which the number of shares of Common Stock held by them relative to each other may be adjusted and also providing certain proxies for voting shares held by them. The agreements do not include receiving any new shares of the Company.

         The Company, and Messrs, Little, Layne, Whittington, Gomez and Kailey are parties to a certain Stockholders' Agreement, as amended, which among other things requires stock issued by the Company (with certain exceptions) to be subject to such Stockholders' Agreement, restricts transfer of shares of Common Stock held by the parties thereto and grants certain rights of first refusal. Mr. Helstab has agreed to become a party to such agreement. In addition, Messrs. Little, Layne and Whittington are parties to a Cross Purchase Agreement amongst themselves providing for the purchase of shares of Common Stock of a party upon their death by the surviving parties to the agreement.

         The Company is also issuing, in connection with the closing of the transactions contemplated by the Stock Purchase Agreement a warrant to each of the Investors to purchase an aggregate of 22,500 shares of Series A Preferred Stock, at an exercise price of $.01 per share, and has reserved 22,5000 shares of Series A Preferred Stock and 22,500 shares of Common Stock in connection therewith.

2.3 Messrs. Little, Layne and Whittington are the sole shareholders of Tracer 2 Design, Inc., an Arizona corporation, that has never conducted business and does not own any material assets. Messers. Little, Layne and Whittington have agreed to assign their stock in Tracer 2 Design, Inc. to the Company for nominal consideration, after which it will be a wholly owned subsidiary of the Company.

2.6 The Corporation intends to file Form D with the SEC and with the Securities Division of the Arizona Corporation Commission in order to perfect exemptions under Regulation D and the applicable Arizona counterpart.

2.8 The Company has adopted its 1995 Equity Incentive Plan and has granted nonqualified stock options to Messrs. Fairall, Wodarz, Turico and Hall (the engineers) thereunder pursuant to written award agreements. The confidentiality and proprietary rights agreements signed by the engineers are contained in their employment agreements with the Company. Those signed by Messrs. Little, Layne and Whittington are separate agreements. Copies of all of the foregoing have been provided to the Investor.

2.9 The Company holds certain software under license from Motorola, and has a variety of licenses for off-the-shelf software used in its business.

2.10     Payables are generally running from 15 to 90 days.

2.15 Certain registration rights are set forth in the Warrants held by the Warrant holders.

2.17     Internally prepared financial statements for 1995 are attached hereto.

2.18 For Section 2.18, the Company discloses the following agreements as exceptions or potential exceptions (copies of all have been provided to Investor):

         Employment Agreements with the Engineers
         Confidentiality and Proprietary Rights Agreements with the Founders Engagement Letter with Reynolds and Helstab dated October 10, 1995 Retainer / Non - Circumvention Agreement dated May 16, 1995 with Mr. Frank Helstab, as orally amended
         Lease for current space
         Letter Agreement dated January 5, 1996 with Katz Media for media sales representation
         License Agreement with Motorola

         Warrant Purchase Agreement and Warrant for Pickwick Group, LLC Promissory Notes, Loan and Warrant Purchase Agreements, and Warrants for Bridge Loans
         Amended and Restated  Stockholders  Agreement,  as amended
         Subscription  Agreements for Kailey and Gomez
         Promissory Note in favor of Glenn Gomez

2.20     See attached memorandum describing insurance.

2.21     See paragraph 2.2 above.

2.22     See paragraph 2.2 above.

2.25 From the gross proceeds of this round of financing, the Company will pay a finders fee to Frank Helstab as described above. The Company will also use the first $5,000 of the net proceeds to pay for legal expenses for the Offering, and will also pay other expenses related to the offering (e.g., accounting). Management estimates that the net proceeds to the Company from this round of financing (Series A Preferred), after the foregoing deductions, will be approximately $433,000. The Company intends to use the proceeds as set forth in the following table:

         Purpose                                                 Estimated Total

         Working capital (includes equipment,
         additional rent, salaries, telecommunications,
         payables, travel)                                          $353,000

         Advertising and Marketing                                   $80,000

         It should be noted that due to sponsorship, Sandbox should be able to put more of the dollars to work in production of products as opposed to advertising and marketing because sponsors will be paying for the majority of those expenses.